                                                                   EXHIBIT 10.18

                          EMPLOYMENT, NON-COMPETITION
                        AND STOCK REPURCHASE AGREEMENT


     This Employment, Non-Competition and Stock Repurchase Agreement (this "Agreement") dated as of March ___, 1998, is by and between IMPAC Group, Inc., a
----------
Delaware corporation formerly known as KFI Holding Corporation, with its principal executive offices at 1950 North Ruby Street, Melrose Park, Illinois 60160-1178 (the "Company"), and Richard H. Block (the "Employee"), an individual
                 -------                               --------
residing at ______________________________ ____________________________.

     This Agreement is being entered into in connection with (a) the Investment Agreement dated as of February 19, 1998 (the "Investment Agreement"), by and
                                              --------------------
among the Company, Heritage Fund I Investment Corporation, the Employee and certain other investors in the Company, (b) the Agreement and Plan of Merger dated as of February 19, 1998 (the "Merger Agreement"), by and among the
                                    ------ ---------
Company, Klearfold, Inc., AGI Incorporated, and the Principal Stockholders referred to therein, and (c) the Stockholder Agreement of even date herewith (the "Stockholder Agreement") among the Company, the Employee and certain other
      ----------- ---------
stockholders of the Company. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Stockholder Agreement.

     The Company and the Employee agree as follows:

     1. DEFINITIONS. As used herein, the following terms shall have the meanings specified below:

     "Act" means the Security Act of 1933, as amended.
      ---

     "Additional Severance Period" has the meanings specified in Sections 5(a)
      ---------- --------- ------
and 5(b) hereof.

     "AGI" means AGI Incorporated, an Illinois corporation.
      ---

     "Base Severance Compensation" has the meaning specified in Section 5(a)
      ---- --------- ------------
hereof.

     "Board" means the Board of Directors of the Company.
      -----

     "Bonus Plan" has the meaning specified in Section 3(b) hereof.
      ----- ----

     "Cause" means the Employee's (i) commission of a breach of the provisions
      -----
of Section 8 hereof, (ii) habitual and willful neglect of the performance of the Employee's duties as set forth in Section 2(a) hereof, such neglect having continued for a period of 30 days after written notice thereof is given by the Board to the Employee, (iii) commission of an act of fraud, misappropriation, or dishonesty in connection with his employment by the Company, or (iv) conviction of or plea of nolo contendere to a felony. Notwithstanding any other provision of this Agreement, the Employee shall not be terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the Board by a vote of not less than 80% of the Directors (excluding the Employee, if a member of the Board) at a meeting called and held for the purpose (within twelve (12) months of the date of the Board's becoming aware of the condition or conditions constituting Cause, as set forth in clauses (i) - (iv) above, and after reasonable notice to the Employee and an opportunity for him, together with his counsel, to be heard by the Board), finding that in the good faith opinion of the Board, one of the conditions set forth above in this definition of Cause had been fulfilled, and specifying the particulars thereof.

     "Certificate of Value" has the meaning specified in the definition of "Fair
      ----------- -- -----
Market Value".

     "Charter" means the Company's Amended and Restated Certificate of
      -------
Incorporation and all amendments thereto.

     "Closing Date" means the date of this Agreement.
      ------- ----

     "Co-Manager Non-Repurchase Notice" has the meaning specified in Section
      ---------- -------------- ------
6.2(b) hereof.

     "Co-Manager Put Repurchase Participation Notice" has the meaning specified
      ---------- --- ---------- ------------- ------
in Section 6.3(a) hereof.

     "Co-Manager Remainder Repurchase Notice" has the meaning specified in
      ---------- --------- ---------- ------
Section 6.2(d) hereof.

     "Co-Manager Repurchase Notice" has the meaning specified in Section 6.2(b)
      ---------- ---------- ------
hereof.

     "Co-Managers" means each of James Oppenheimer, Richard Oppenheimer, Dean
      -----------
Henkel, David Underwood, Jacqueline Barry, Dennis McGuin and Mary Frances Griffin, so long as such individual remains employed by the Company or any of its Subsidiaries.

     "Common Stock" means the Company's Series A Common Stock, $0.001 par value
      ------ -----
per share, and any capital stock of the Company which is (a) not subject to redemption, or (b) issued to the holders of shares of Common Stock upon any reclassification thereof.

     "Company" has the meaning specified in the preamble hereto, and, unless the
      -------
context otherwise requires, shall include all Subsidiaries of the Company.

     "Company Non-Repurchase Notice" has the meaning specified in Section 6.1(b)
      -----------------------------
hereof.

     "Company Priority Shares" has the meaning specified in Section 6.1(b)
      ------- -------- ------
hereof.

     "Company Repurchase Notice" has the meaning specified in Section 6.1(b)
      ------- ---------- ------
hereof.

     "Company Repurchase Shares" has the meaning specified in Section 6.3(b)(i)
      ------- ---------- ------
hereof.

     "Delayed Closing Date" has the meaning specified in Section 7.1(b) hereof.
      ------- ------- ----

     "Designated Term" has the meaning specified in Section 2(b) hereof.
      ---------- ----

     "Disability" shall mean that an independent medical doctor (selected by the
      ----------
Company's health or disability insurer) certifies that the Employee has for 180 consecutive days or 240 non-consecutive days in any twelve (12) month period been disabled in a manner which seriously interferes with his ability to perform his duties under this Agreement and which is reasonably expected to continue indefinitely.

     "Disposition Event" shall mean any merger, consolidation or sale of more
      ----------- -----
than 50% of the Company's assets or other similar corporate action (including, without limitation, a recapitalization) pursuant to which the holders of Common Stock receive cash, securities or other property, or any transaction as a result of which the Company is acquired by the purchase of more than a majority of its common equity.

     "Failed Put Notice" has the meaning specified in Section 6.3(c) hereof.
      ------ --- ------

     "Fair Market Value" means, unless otherwise specified in the definition of
      ---- ------ -----
"Market Value Per Share", the fair market value of the entire common stock equity of the Company (without premium for control or discounts for minority interests, restrictions on transfer or lack of voting rights), as determined in good faith by the Board at a meeting at which a quorum of the Board is present in accordance with the Stockholder Agreement, or by unanimous written consent, calculated as of such date, provided that in making such determination the Board may in its sole discretion rely upon an appraisal or valuation of an Independent Appraiser selected in good faith by the Board and conducted within the six (6) month period preceding the date of the Board's determination, and as certified by a duly authorized officer of the Company in a Certificate of Value (a "Certificate of Value") which shall be kept as part of the minutes and other
------------ -- -----
corporate records of the Company.

     "Formula Value" means, with respect to any date, the amount which is equal
      ------- -----
to the aggregate of (a) the product obtained by multiplying EBITDA (as defined below) during the 12 full calendar months immediately preceding such date by
                                                                          --
five and seven-tenths (5.7), less (b) the sum of (i) the Company's consolidated
                             ----
funded indebtedness outstanding on such date, including (without limitation) obligations under capitalized leases, and (ii) the liquidation value of, and accrued dividends on, any preferred stock of the Company outstanding on such date, plus (c) the aggregate cash balances and cash equivalents of the Company
      ----
and its Subsidiaries on such date.  As used in this definition, "EBITDA" for any
                                                                 ------
period, means the Consolidated Net Income (as defined below) of the Company and its Subsidiaries for such period plus to the extent deducted in determining Consolidated Net Income all (a) income taxes (including reserves for deferred income taxes), (b) gross interest expense, (c) depreciation and (d) amortization, all determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied for such period. As used in this definition, "Consolidated Net Income" means, for any period, the
                             ------------ --- ------
net income (or loss) of the Company and its Subsidiaries for such period on a consolidated basis, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with generally accepted accounting principles consistently applied, after eliminating all intercompany items and after adjustment for any add-backs or other similar adjustments properly made in connection with the transactions contemplated by the Merger Agreement and the Investment Agreement, but excluding from the definition of Consolidated Net Income any extraordinary gains and/or losses and any gains and/or losses from the sale or other disposition of assets other than in the ordinary course of business, all determined in accordance with generally accepted accounting principles consistently applied.

     "Good Reason" means (i) diminution by the Board of the Employee's
      ---- ------
responsibilities, duties or authority as President of the Company and Chief Executive Officer (or such other senior executive position as may be offered by the Company and which the Employee in his sole discretion may accept), or interference by any senior executive employee of the Company with the Employee's responsibilities, duties or authority as President of the Company and Chief Executive Officer (or such other senior executive position as may be offered by the Company and which the Employee in his sole discretion may accept), or assignment to the Employee of any duties inconsistent with the Employee's position as President of the Company and Chief Executive Officer (or such other senior executive position as may be offered by the Company and which the Employee in his sole discretion may accept), in any such case other than in an insignificant manner, and such diminution, interference or mis-assignment is not remedied or corrected within 30 days after reasonably detailed written notice thereof, setting forth sufficient information to permit the Company to take action to remedy or correct such matter, is given by the Employee to the Company, provided that upon the third occurrence of any complained-of matter, the Employee shall be entitled to notify the Company thereof and thereupon to terminate his employment with the Company for Good Reason, (ii) failure by the Company to pay and provide to the Employee the compensation or benefits provided for in Section 3 hereof, and, any time following the end of the Designated Term, any decrease in the compensation or benefits provided for in Section 3 hereof (including, without limitation, any failure to provide cost of living increases even after the end of the Designated Term) which failure or decrease is not cured or remedied within 30 days after written notice thereof is given by the Employee to the Company, (iii) the Board requires the Employee to be permanently based anywhere other than within 25 miles of the Employee's present office location in Melrose Park, Illinois, (iv) the Employee ceases to (x) be the senior most officer of the Company and each of its Subsidiaries or (y) report only to the Board or (z) have all of the officers of the Company and each of its Subsidiaries (other than Melvin Herrin in his role as Chairman of the Company's Board) subject to his direct or indirect supervision, or (v) at any time following the end of the Designated Term, a Termination of Employment voluntarily by the Employee after he has reached the age of sixty-two (62) (any Termination of Employment under this clause (v) also being referred to as a "Termination upon Retirement").
 ----------- ---- ----------

     "Independent Appraiser" means an investment banking or accounting firm or
      ----------- ---------
independent appraiser of nationally recognized standing and at least ten years experience in evaluating businesses similar to the Company and its Subsidiaries, and not an Affiliate (as defined in the Stockholder Agreement) of the Company or any of its Subsidiaries or any stockholder of the Company.

     "Initial Post-Term Severance Period" has the meaning specified in Section
      ------- --------- --------- ------
5(b) hereof.

     "Initial Severance Period" has the meaning specified in Section 5(a)
      ------- --------- ------
hereof.

     "Insurance Policy" has the meaning specified in Section 6.3(b)(i) hereof.
      --------- ------

     "Investment Agreement" has the meaning specified in the preamble hereto.
      ---------- ---------

     "Klearfold" means Klearfold, Inc., a Pennsylvania corporation.
      ---------

     "Market Value Per Share" means, with respect to any date, the quotient
      ------ ----- --- -----
obtained by dividing (a) the sum of (i) the most recently determined Fair Market Value of the Company plus (ii) an amount equal to the aggregate consideration
                     ----
which would then be payable to the Company, assuming the exercise at such time of all then outstanding and exercisable warrants, options, or convertible securities pursuant to which the Company would, upon exercise, then be obligated to issue Common Stock, other than warrants or options the strike or exercise price of which at such time is greater than the Market Value Per Share determined without including any then outstanding and exercisable warrants or options, by (b) the sum of (i) the number of shares of Common Stock then
         --
outstanding, plus (ii) the number of shares of Common Stock then issuable upon
             ----
exercise of all then outstanding and exercisable warrants, options, or convertible securities pursuant to which the Company would, upon exercise, then be obligated to issue Common Stock, other than warrants or options the strike or exercise price of which at such time is greater than the Market Value Per Share determined without including any then outstanding and exercisable warrants or options, provided, however, that in the event that on the date with respect to which Market Value Per Share is being determined, more than six (6) months shall have elapsed since the date of execution of the most recent Certificate of Value, then the Fair Market Value of the Company for purposes of clause (a)(i) of this definition of Market Value Per Share shall be calculated as the Formula Value of the Company as of the date with respect to which Market Value Per Share is being determined. In the event that either (x) the Employee (for the purposes of this definition, including any Personal Representative of the Employee), or (y) if (and only if) the Fair Market Value of the Company would otherwise be determined by reference to the Formula Value in accordance with the foregoing proviso, the Company, so elects (the electing party being referred to as the "Requesting Party"), by written notice to the Company (in the case of any
        ---------- -----
election by the Employee) or to the Employee (in the case of any election by the Company) (the party receiving such notice, the "Non-Requesting Party") within five (5) days of any
                  -------------- -----
determination of Market Value Per Share in accordance with the preceding sentence, the Fair Market Value of the Company shall be determined either by one Independent Appraiser selected by the Requesting Party and acceptable to the Non-Requesting Party in its sole discretion, or, if the Requesting Party and the Non-Requesting Party are unable to agree upon the identity of such an Independent Appraiser within fifteen (15) days after the date of the Requesting Party's notice to the Non-Requesting Party, by two Independent Appraisers, selected one by the Requesting Party and one by the Non-Requesting Party, who shall work together to determine in good faith one Fair Market Value of the Company acceptable to both Independent Appraisers. The appraisal of such Independent Appraiser(s) shall be delivered to the Requesting Party and the Non-Requesting Party within 60 days after the date of the Requesting Party's notice to the Non-Requesting Party requesting an appraisal. In the event that two Independent Appraisers are appointed and they are unable to reach an agreement as to the Fair Market Value of the Company within such 60-day period, the Appraised Fair Market Value shall be calculated by adding the two Fair Market Values of the Company, as determined in good faith within such period by each of such Independent Appraisers, and dividing the sum thereof by two. The Fair Market Value of the Company determined by such Independent Appraiser(s) in accordance with this definition (the "Appraised Fair Market Value") shall be
                                      --------- ---- ------ -----
conclusive and shall be used to determine the Market Value Per Share hereunder, and judgment thereon may be entered in any court of competent jurisdiction. All expenses of the Independent Appraiser or Independent Appraisers appointed pursuant to this definition shall be borne by the Company, except that if the Appraised Fair Market Value is less than 115% of the Fair Market Value of the Company determined pursuant to the first sentence of this definition, all expenses of such Independent Appraiser(s) shall be borne by the Requesting Party.

     "Merger Agreement"  has the meaning specified in the preamble hereto.
      ------ ---------

     "Original Price Per Share" means, as to all Shares acquired pursuant to the
      -------- ----- --- -----
Investment Agreement, $340.00 per Share, and as to all other Shares, the actual price per Share paid by the Employee upon the acquisition of such Shares.

     "Person" means an individual, partnership, corporation, limited liability
      ------
company, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

     "Personal Representative" means the successor or legal representative
      -------- --------------
(including without limitation, a guardian, executor, administrator or conservator) of the Employee following his death or legal incompetence.

     "Public Offering" means any sale of Common Stock to the public pursuant to
      ------ --------
a public offering registered under the Act.

     "Public Sale" means any Public Offering or any sale of Common Stock to the
      ------ ----
public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Act.

     "Put Closing" has the meaning specified in Section 6.3(a) hereof.
      --- -------

     "Put Notice" has the meaning specified in Section 6.3(a) hereof.
      --- ------

     "Put Period" has the meaning specified in Section 6.3(a) hereof.
      --- ------

     "Qualified Public Offering" means an underwritten Public Offering, pursuant
      --------- ------ --------
to an effective registration statement under the Securities Act, covering the offer and sale of shares of Common Stock in which an aggregate of not less than $25,000,000 of gross proceeds from such public offering are received by the Company and the selling stockholders.

     "Related Persons" means the Employee's parents, spouse, children and
      ------- -------
grandchildren.

     "Remainder Shares" has the meaning specified in Section 6.2(c) hereof.
      --------- ------

     "Restricted Period" has the meaning specified in Section 8(b) hereof.
      ---------- ------

     "Second Co-Manager Put Participation Notice" has the meaning specified in
      ------ ---------- --- ------------- ------
Section 6.3(d) hereof.

     "Severance Extension Notice" has the meaning specified in Section 5(a)
      --------- --------- ------
hereof.

     "Severance Notice" has the meaning specified in Section 5(b) hereof.
      --------- ------

     "Severance Release" has the meaning specified in Section 5(a) hereof.
      -----------------

     "Shares" means (a) all shares of Common Stock acquired by the Employee from
      ------
time to time, whether pursuant to the Investment Agreement, upon exercise of any rights of first refusal or pre-emptive rights under the Stockholder Agreement, any repurchase rights as a Co-Manager under any Employment, Non-Competition and Stock Repurchase Agreement between the Company and any other employee of the Company, upon exercise of any options, warrants, or other rights to purchase shares of Common Stock, or otherwise, (b) any shares of Common Stock into which such shares of Common Stock have been converted, (c) any capital stock or other securities into which or for which such shares of Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company, and (d) any shares of capital stock issued with respect to the foregoing pursuant to a stock split or stock dividend , which at the time of the Employee's Termination of Employment are owned by the Employee or any Person owning shares transferred to him pursuant to Section 1.1(b) and 1.1(e) of the Stockholder Agreement by the Employee or any other Block Stockholder, as defined pursuant to the Stockholder Agreement or any (direct or indirect) transferees of the Employee or any other Block Stockholder pursuant to those provisions.

     "Stockholder Agreement" has the meaning specified in the preamble hereto.
      ----------- ---------

     "Subsidiary" means, with respect to the Company, any corporation a majority
      ----------
(by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by the Company or by a Subsidiary of the Company, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency and including without limitation AGI and Klearfold.

     "Termination for Under-Performance" means a Termination of Employment of
      ----------- --- -----------------
the Employee by the Company without Cause, where the Board shall have by resolution duly adopted by a vote of not less than 80% of the Directors (excluding the Employee, if then a member of the Board) identified such Termination of Employment as having occurred as a result of under-performance by the Employee in his employment hereunder, provided however, that except as expressly stated in Section 5 hereof, any such Termination of Employment shall be treated as a Termination of Employment by the Company without Cause for all purposes hereunder.

     "Termination of Employment" means the Employee's ceasing to be an employee
      ----------- -- ----------
of the Company or any of its Subsidiaries, whether voluntary or involuntary, for any reason or for no reason, including without limitation, for resignation, death or Disability of the Stockholder, and whether or not for Cause or for Good Reason.

     "Termination upon Retirement"  has the meaning specified in the definition
      ----------- ---- ----------
of "Good Reason".

     "Unpurchased Shares" has the meaning specified in Section 6.3(c) hereof.
      ----------- ------

     "Variable Severance Compensation" has the meaning specified in Section 5(a)
      -------- --------- ------------
hereof.

     2.  EMPLOYMENT.

     (A) EMPLOYMENT. Subject to the terms and conditions of this Agreement, the Company agrees to employ the Employee, and the Employee agrees to serve, as the President of the Company and Chief Executive Officer of the Company and each of its Subsidiaries, having such powers and duties as are consistent with such position, subject to the directions of the Board (the Employee hereby agreeing to abstain, if a director of the Company, from voting as such on any matter relating to any such directions).

     (B) DESIGNATED TERM. The Employee's employment hereunder shall commence on the date hereof, and shall continue until terminated in accordance with Section 4 hereof, provided that, subject to the other terms and conditions hereof, the term of employment shall be at least until June 7, 2001 (such period being referred to herein as the "Designated Term"), and provided, further that from
                           ---------- ----
and after June 8, 2001, subject to the provisions of Section 5 hereof, the Employee's employment hereunder shall be at will.

     3. COMPENSATION. During the Designated Term, the Company shall pay and provide to the Employee the compensation set forth below:

     (A) BASE SALARY. The Company shall pay to the Employee a base salary, prorated and payable in installments in accordance with AGI's usual payroll practices. Such base salary shall be at the rate of $350,000 per annum for 1998, and thereafter such base salary shall be adjusted annually based upon the percentage increase, if any, in the Consumer Price Index, All Items, Chicago as published by the Bureau of Labor Statistics (the "CPI"), as follows: The
                                                  ---
Employee's base salary for each of the years 1999-2001 shall be calculated by multiplying the Employee's 1998 base salary by a fraction, the numerator of which is the average CPI for the twelve months of the year preceding the year for which such base salary is being calculated, and the denominator of which is the CPI for December 1997. In no event will any such adjustment reduce the Employee's base salary for any year below that in effect for the preceding year.

     (B) BONUSES. The Employee shall be entitled to participate in the Company's Executive Bonus Plan (the "Bonus Plan"), a copy of which is appended hereto and
                           ----- ----
incorporated herein by this reference.

     (C) FRINGE BENEFITS. In addition to the Employee's base salary and any bonuses to which the Employee may become entitled under the Bonus Plan, the Company shall provide to the Employee additional benefits as provided to other employees of the Company and its Subsidiaries whose base salary and level of responsibility are comparable to those of the Employee, including as described in the attached Schedule of Benefits.
                -------- -- --------

     (D) VACATION. The Employee shall be entitled to four (4) weeks vacation each calendar year. Any vacation shall be taken at the reasonable and mutual convenience of the Company and the Employee. Accrued vacation not taken in any calendar year will not be carried forward or used in any subsequent calendar year, provided, however, if any accrued vacation is not taken by the Employee in any calendar year at the request of the Employer, then the Employee shall be entitled to carry forward and use such accrued vacation in the immediately following calendar year but not in any subsequent calendar year.

     4. TERMINATION. The Employee's employment hereunder shall terminate upon the occurrence of any of the following events:

     (A) the Employee's death or Disability; OR

     (B) the termination of the Employee's employment hereunder by the Company, for Cause, by written notice to the Employee; or

     (C) the termination of the Employee's employment hereunder by the Company, without Cause, by written notice to the Employee; or

     (D) the termination of the Employee's employment hereunder by the Employee, for Good Reason, by written notice to the Company; or

     (E) the termination of the Employee's employment hereunder by the Employee, without Good Reason, by 30 days' prior written notice to the Company.

     5.   SEVERANCE.  Notwithstanding any other provision of this Agreement:

     (A)  If the Employee's employment with the Company terminates pursuant to either Section 4(c) (by the Company without Cause) or Section 4(d) (by the Employee for Good Reason) (other than a Termination upon Retirement) during the Designated Term, then the Company shall, upon delivery to the Company of a release of any claims of the Employee against the Company and its stockholders, directors, officers, employees, agents or other affiliates arising out of his employment relationship (other than claims to any compensation or benefits payable under or to be provided pursuant to this Section 5, or any rights of the Employee under Sections 6 or 7 hereof) executed by the Employee and reasonably satisfactory in form and substance to the Company (a "Severance Release"),
                                                      --------- -------
continue to pay and provide to the Employee (A) the compensation payable to him pursuant to Section 3(a) hereof, and (B) the benefits provided to him pursuant to Section 3(c) hereof (the compensation and benefits described in clauses (A) and (B), together, such Employee's "Base Severance Compensation"), and, unless
                                    ---- --------- ------------
such Termination of Employment was a Termination for Under-Performance, (C) any bonus accrued or earned by the Employee pursuant to the Bonus Plan and attributable to the Employee's performance for the portion of the year prior to his Termination of Employment, on a one-time only basis payable at the time of payment of bonuses to other executive employees under the Bonus Plan, and (D) for each year, 50% of an amount equal to the compensation payable to the Employee pursuant to Section 3(a), multiplied by a fraction, the numerator of which equals the aggregate bonus actually payable with respect to the preceding year to the Company's other executive employees in the same bonus pay-out range as the Employee was in prior to his Termination of Employment, and the denominator of which equals the aggregate salary of such other executive employees for such preceding year (the compensation described in clauses (C) and
(D) together, such Employee's "Variable Severance Compensation") for a period
                               -------- --------- ------------
(the "Initial Severance Period") equal to the longer of (i) the remainder of the
      ------- --------- ------
Designated Term, and (ii) the one-year period following the date of such Termination of Employment, but this clause (ii) only being applicable if, prior to the earlier of (x) the last day of the Designated Term and (y) the thirtieth
(30th) day from the date of such Termination of Employment, the Company shall have notified the Employee in writing of the Company's intention, in the Company's sole discretion, so to extend the Initial Severance Period (such notice, a "Severance Extension Notice"). In the Company's sole discretion, the
           --------- --------- ------
Company may elect, either in the Severance Extension Notice, or by written notice to the Employee given no later than thirty (30) days prior to the end of the Initial Severance Period (as it may have been extended pursuant to the Severance Extension Notice), to continue to pay and provide to the Employee his Base Severance Compensation for an additional period (the "Additional Severance Period") of up to one year following the end of the
 ---------  --------- ------
Initial Severance Period (as it may have been extended pursuant to the Severance Extension Notice), provided that the Additional Severance Period shall in no event extend beyond the second anniversary of the Employee's Termination of Employment. Upon payment in full of the Employee's Base Severance Compensation and, if and when applicable, his Variable Severance Compensation, as described in this Section 5(a), the Company's obligations to pay and provide the Employee with any other compensation otherwise payable to him pursuant to Section 3 hereof, and all other rights of the Employee under Sections 2, 3 and 5 hereof, shall cease as of the date of such payment in full.

     (B)  If the Employee's employment with the Company terminates pursuant to either Section 4(c) (by the Company without Cause) or Section 4(d) (by the Employee for Good Reason) (other than a Termination upon Retirement) at any time after the end of the Designated Term, then if at the time of such Termination of Employment or within thirty (30) days thereafter, the Company shall, in its sole discretion, so have notified the Employee in writing (such notice, a "Severance
                                                                      ---------
Notice") and the Employee shall have executed and delivered to the Company a
------
Severance Release, the Company shall continue to pay and provide to the Employee his Base Severance Compensation and, unless such Termination of Employee was a Termination for Under-Performance, his Variable Severance Compensation for a period of one year following the date of such Termination of Employment (the

"Initial Post-Term Severance Period"), provided that, unless the Company shall
-------- --------- --------- ------
have notified the Employee in writing at the time of his Termination of Employment that it did not intend to deliver a Severance Notice, the Employee's Base Severance Compensation shall be payable in any event for the portion of the 30-day period following the Termination of Employment prior to the Company's delivery either of a Severance Notice or of notice that the Company did not intend to deliver a Severance Notice. The Company may elect, in its sole discretion, by written notice to the Employee given no later than ninety (90) days prior to the end of the Initial Post-Term Severance Period to extend the period during which the Employee's Base Severance Compensation shall be payable and provided to the Employee for an additional period (also referred to herein as an "Additional Severance Period") of up to one year from the end of the
       ---------- --------- ------
Initial Post-Term Severance Period, provided that the total period during which his Base Severance Compensation shall be payable and provided to the Employee under this Section 5(b) shall in no event extend beyond the second anniversary of the Employee's Termination of Employment. In the event that no Severance Notice has been given within thirty (30) days after the date of the Employee's Termination of Employment pursuant to either

Section 4(c) (by the Company without Cause) or Section 4(d) (by the Employee for Good Reason) (other than a Termination upon Retirement), then the Company's obligation to pay and provide the Employee with any compensation shall cease in any event as of the thirtieth (30th) day following the date of such Termination of Employment, and all other rights of the Employee under Sections 2, 3 and 5 hereof, shall be deemed to have ceased as of the date of such Termination of Employment. In the event that a Severance Notice is given in accordance with this Section 5(b), then upon payment in full of the Employee's Base Severance Compensation, and, if and when applicable, his Variable Severance Compensation as described in this Section 5(b), the Company's obligations to pay and provide the Employee with any of the compensation payable to him pursuant to Section 3 hereof, and all other rights of the Employee under Sections 2, 3 and 5 hereof, shall cease as of the date of such payment in full.

     (C) If the Employee's employment with the Company terminates pursuant to any of Sections 4(a) (death or Disability), 4(b) (by the Company for Cause), or 4(e) (by the Employee without Good Reason) hereof, or as a Termination upon Retirement, then the Company's obligations to pay and provide the Employee with any of the compensation payable to him pursuant to Section 3 hereof, and all other rights of the Employee under Sections 2, 3 and 5 hereof, shall cease as of the date of such Termination of Employment.

     (D) The Employee shall not be required to mitigate the amount of any compensation payable to him pursuant to Sections 5(a) or 5(b) hereof, by seeking other employment or otherwise, provided, that in the event the Employee obtains other employment during any period for which compensation is being paid pursuant to Sections 5(a) or 5(b), the amount of compensation otherwise payable to the Employee pursuant to either of such sections shall be reduced by 50% for the period during which the Employee is so employed, provided, further, that in the event that the Employee provides evidence reasonably satisfactory to the Company that the amount of the resulting reduction in his compensation otherwise payable pursuant to Sections 5(a) or 5(b) hereof, as the case may be, exceeds the level of his compensation payable from such other employment, then his compensation pursuant to Sections 5(a) or 5(b) hereof, as applicable, shall be reduced for the period of such other employment by an amount equal to the aggregate amount of his compensation from such other employment during such period. The Employee shall promptly notify the Company if he obtains other employment during the applicable period.

     (E) Nothing in this Section 5 shall limit any other obligation which the Company may owe the Employee under any insurance policy, employee benefit plan or other retirement plan. Furthermore, upon any Termination of

Employment of any type, the Company shall remain obligated to the Employee for
(i) any accrued and unpaid base salary and vacation pay, (ii) reimbursement for reasonable out-of-pocket expenses incurred by Employee by or on behalf of the Company or otherwise in the performance of his duties and in accordance with applicable Company policies then in effect, and (iii) unless otherwise specified in any such plan, policy or program, payments or benefits explicitly provided under the terms of any plan, policy or program of the Company in which the Employee was a participant, or as otherwise required by applicable law.

     6.   REPURCHASE OF SHARES.

     6.1. REPURCHASE RIGHTS OF THE COMPANY.

     (A) Upon any Termination of Employment of the Employee at any time, the Company may, at its option, repurchase from the holders thereof, and the Employee will at the request of the Company sell to the Company, or procure the sale to the Company of, all or any portion of the Shares specified in the Company Repurchase Notice(s) (as defined below) at a purchase price per Share determined pursuant to paragraphs (i) and (ii) below:

          (i)  in the event that such Termination of Employment is pursuant to
Section 4(b) (by the Company for Cause), at a purchase price per Share equal to the lower of the Market Value Per Share, as of the date of such Termination of Employment, and the Original Price Per Share; and

          (ii) otherwise, at a purchase price per Share equal to the Market Value Per Share, as of the date of such Termination of Employment.

     (B) The Company's repurchase rights under Section 6.1(a) shall be exercisable at any time and from time to time within the periods specified in clause (iii) below, by written notice from the Company to the Employee specifying the number of Shares to be repurchased (each such notice, a "Company
                                                                        -------
Repurchase Notice"), provided, however, that (i) if a Company Repurchase Notice
---------- ------
is delivered at any time within ninety (90) days following the Termination of Employment of the Employee and prior to the delivery of a Co-Manager Repurchase Notice or Co-Manager Non-Repurchase Notice pursuant to and in accordance with
Section 6.2 below, such Company Repurchase Notice shall not specify a number of Shares in excess of 9,050, as such amount may be adjusted from time to time to reflect stock splits, combinations or other similar recapitalizations affecting the Common Stock (such amount of Shares, as so adjusted, being referred to herein as the

"Company Priority Shares"), (ii) if a Company Repurchase Notice is delivered at
 ------- -------- ------
any time after the delivery of a Co-Manager Repurchase Notice or a Co-Manager Non-Repurchase Notice, or after ninety (90) days following the Termination of Employment of the Employee, such Company Repurchase Notice shall not specify a number of Shares in excess of the number of Shares then outstanding, less the
                                                                     ----
number of Shares referred to in the Co-Manager Repurchase Notice, if any, previously delivered pursuant to and in accordance with Section 6.2(b) below,
(iii) the Company's repurchase rights under Section 6.1(a) above shall be exercisable with respect to the Company Priority Shares, only for a period of ninety (90) days from the date of Termination of Employment of the Employee, and with respect to all Shares other than the Company Priority Shares, only for a period of sixty (60) days from the date upon which such rights first become exercisable in accordance with the preceding clause (ii), and (iv) in the event that the Company determines at any time prior to the expiration of the period of ninety (90) days from the date of Termination of Employment of the Employee that it does not intend to exercise its repurchase rights under Section 6.1(a) above with respect to all or any portion of the Company Priority Shares, the Company shall promptly so notify the Co-Managers and the Employee in writing (such notice, the "Company Non-Repurchase Notice"). The closing of the repurchase of
             ------- -------------- ------
Shares pursuant to each Company Repurchase Notice shall be held not earlier than five (5) days nor later than thirty (30) days after delivery of such Company Repurchase Notice. The Company's repurchase rights under Section 6.1(a) shall lapse if not exercised within the periods specified in clause (iii) of this
Section 6.1(b) in accordance with the provisions hereof, except as otherwise provided in Section 7 hereof. Upon delivery by the Company of the repurchase price for the Shares being repurchased under this Section 6.1(b) in accordance with Section 7.2 hereof, all of the Shares being repurchased shall no longer be deemed to be outstanding, all of the Employee's rights with respect to such Shares will terminate, with the exception of the right of the Employee to receive the repurchase price in exchange therefor pursuant to this Section 6.1(b), and payments pursuant to Section 6.4, if any, and the Employee (on his own behalf and on behalf of any other holder of Shares) hereby irrevocably appoints the Company as his attorney-in-fact to take all actions necessary and sign all documents required to cancel such Shares on the Company's books and records.

     6.2. REPURCHASE RIGHTS OF THE CO-MANAGERS.

     (A) Upon any Termination of Employment of the Employee at any time, the Co-Managers may, at their option, repurchase from the holders thereof, and the Employee will at the request of the Co-Managers, or any of them, sell to such Co-Managers, or procure the sale to such Co-Managers of, all or any portion of the Shares, other than the Company Priority Shares, as specified in the Co-Manager Repurchase Notice (as defined below), at a purchase price per Share determined pursuant to paragraphs (i) and (ii) below:

          (i)  in the event that such Termination of Employment is pursuant to
Section 4(b) (by the Company for Cause), at a purchase price per Share equal to the lower of the Market Value Per Share, as of the date of such Termination of Employment, and the Original Price Per Share; and

          (ii) otherwise, at a purchase price per Share equal to the Market Value Per Share, as of the date of such Termination of Employment.

     (B) The Co-Managers' repurchase rights under Section 6.2(a) above shall be exercisable at any one time within ninety (90) days following the Termination of Employment of the Employee, by written notice from the Co-Managers participating in such repurchase to the Employee and the Company specifying the number of Shares to be repurchased by each of such Co-Managers (the "Co-Manager Repurchase
                                                           ---------- ----------
Notice"), provided, however, that in the event that the Co-Managers determine at
------
any time prior to the expiration of the period of ninety (90) days following the Termination of Employment of the Employee that none of the Co-Managers intends to exercise their respective repurchase rights under Section 6.2(a) above with respect to all or any portion of the Shares available to be repurchased by the Co-Managers, the Co-Managers shall promptly so notify the Company and the Employee in writing (such notice, the "Co-Manager Non-Repurchase Notice"). The
                                       ---------- -------------- ------
closing of the repurchase of the Shares to be repurchased pursuant to the Co-Manager Repurchase Notice shall be held not earlier than five (5) days nor later than thirty (30) days after delivery to the Employee and the Company of the Co-Manager Repurchase Notice. The Co-Managers' repurchase rights under Section 6.2(a) shall lapse if not exercised within the time period specified above in accordance with the provisions hereof, except as otherwise provided in Sections 6.2(c) and 6.2(d) below. Each of the Co-Managers participating in such repurchase shall purchase that number of the Shares referred to in the relevant Co-Manager Repurchase Notice as to be purchased by such Co-Manager, provided that, unless Co-Managers holding a majority of the shares held by the participating Co-Managers otherwise agree, no Co-Manager shall be entitled to purchase a number of Shares greater than such Co-Manager's pro rata portion of
                                                           --- ----
the Shares available to be purchased by the Co-Managers, based on the total number of shares of Common Stock owned on the date of the Co-Manager Repurchase Notice by the participating Co-Managers. Upon delivery by the participating Co-Managers of the repurchase price, in cash, for the Shares being repurchased under this Section 6.2(b) in accordance with Section 7.2 hereof, all of the Employee's rights with respect to such Shares will terminate, with the exception of the right of the Employee to receive the repurchase price from the participating Co-Managers in exchange for such Shares pursuant to this Section 6.2(b), and payments pursuant to Section 6.4, if any, and the Employee (on his own behalf and on behalf of any other holder of Shares) hereby irrevocably appoints the Company as his attorney-in-fact to take all actions necessary and sign all documents required to transfer such Shares on the Company's books and records into the name(s) of the respective participating Co-Managers.

     (C) In the event that either (i) the Company shall have failed to exercise its repurchase rights under Section 6.1 above with respect to all or any portion of the Company Priority Shares within the applicable period specified in Section 6.1(b)(iii) above (it being understood that a failure to complete such a repurchase after a Company Repurchase Notice shall have been given shall not constitute a failure to exercise the Company's repurchase rights for the purposes of this Section 6.2(c)), unless such failure continues for 180 days after the latest date upon which a closing of a purchase pursuant to Section 6. 1(b)(ii) could occur, without giving effect to Section 7.1, a failure which so continues being referred to herein as a "180-Day Failure", or (ii) the Company
                                         ------- -------
shall have delivered a Company Non-Repurchase Notice indicating that the Company does not intend to exercise its repurchase rights under Section 6.1 above with respect to all or any portion of the Company Priority Shares, then the Co-Managers, or any of them, may, at their option, repurchase from the holders thereof, and the Employee will at the request of such Co-Managers sell to such Co-Managers, or procure the sale to such Co-Managers of, those Company Priority Shares (collectively the "Remainder Shares") as to which the Company shall have
                          --------- ------
failed to exercise its repurchase rights under Section 6.1 as described above, or with respect to which the Company shall have delivered a Company Non-Repurchase Notice indicating that it did not intend to exercise its repurchase rights under Section 6.1, at a purchase price per Remainder Share determined in accordance with Section 6.1(a) above.

     (D) The Co-Managers' repurchase rights under Section 6.2(c) above shall be exercisable at any one time within the period of sixty (60) days following the earlier of (i) the last day of the 90-day period applicable to the repurchase by the Company of Company Priority Shares, as specified in Section 6.1(b)(iii) above, (ii) the occurrence of a 180-Day Failure, and (iii) the date of receipt of a Company Non-Repurchase Notice, by written notice from the Co-Managers participating in such repurchase to the Employee and to the Company specifying the number of Remainder Shares to be repurchased by each of such Co-Managers (the "Co-Manager Remainder Repurchase
      ---------- --------- ----------

Notice"). The closing of the repurchase of the Remainder Shares to be
------
repurchased pursuant to the Co-Manager Remainder Repurchase Notice shall be held not earlier than five (5) days nor later than thirty (30) days after delivery to the Employee and the Company of the Co-Manager Remainder Repurchase Notice. The Co-Managers' repurchase rights under Section 6.2(c) above shall lapse if not exercised within the 30-day period specified in this Section 6.2(d) in accordance with the provisions hereof. Each of the Co-Managers participating in such repurchase shall purchase that number of Remainder Shares referred to in the Co-Manager Remainder Repurchase Notice as to be repurchased by such Co-Manager, provided that, unless Co-Managers holding a majority of the Shares held by the participating Co-Managers otherwise agree, no Co-Manager shall be entitled to purchase a number of Remainder Shares greater than such Co-Manager's pro rata portion of the Remainder Shares available to be purchased by the Co-
--- ----
Managers, based on the total number of Shares of Common Stock owned on the date of the Co-Manager Remainder Repurchase Notice by the participating Co-Managers. Upon delivery by the participating Co-Managers of the repurchase price, in cash, for the Remainder Shares being repurchased under this Section 6.2(d) in accordance with Section 7.2 hereof, all of the Employee's rights with respect to such Shares will terminate, with the exception of the right of the Employee to receive the repurchase price from the participating Co-Managers in exchange for such Shares pursuant to this Section 6.2(d), and payments pursuant to Section 6.4, if any, and the Employee (on his own behalf and on behalf of any other holder of Shares) hereby irrevocably appoints the Company as his attorney-in-fact to take all actions necessary and sign all documents required to transfer such Shares on the Company's books and records into the name(s) of the respective participating Co-Managers.

     6.3. REPURCHASE RIGHTS OF THE EMPLOYEE.

     (A) Upon any Termination of Employment pursuant to Sections 4(a) (death or Disability), 4(c) (by the Company without Cause) or 4(d) (by the Employee with Good Reason), the Employee will have the right, but not the obligation, to request that the Company, together with, to the extent they so elect in accordance with this Section 6.3, the Co-Managers, repurchase all (and not less than all) of the Shares, for a purchase price per Share equal to the Market Value Per Share as of the date of such Termination of Employment. The put rights of the Employee under this Section 6.3 shall be exercisable at any time within sixty (60) days after the date of such Termination of Employment or, if such Termination of Employment is upon the death of such Employee, then sixty
(60) days after the appointment of a Personal Representative (or functional equivalent) for such Employee (any such 60-day period being referred to as a "Put Period") by notice to the
 --- ------

Company and each of the Co-Managers (the "Put Notice") specifying the date, time
                                          --- ------
and place of the closing (the "Put Closing") for such repurchase. The put rights
                               --- -------
of the Employee under this Section 6.3 will lapse if not exercised by delivery of a Put Notice to the Company and to the Co-Managers in care of the Company within the applicable Put Period. In the event that any of the Co-Managers wish to participate in the proposed repurchase, such Co-Managers shall notify the Employee and the Company within thirty (30) days after delivery of the Put Notice of their intention (if any) to participate in such repurchase, by written notice (the "Co-Manager Put Repurchase Participation Notice") specifying the
             ---------- --- ---------- ------------- ------
number of Shares to be repurchased by each of the Co-Managers participating in such repurchase, provided however that the Co-Manager Put Repurchase Participation Notice shall in no event specify any of the Company Priority Shares as to be repurchased by the Co-Managers.. Each of the Co-Managers participating in such repurchase shall purchase that number of the Shares referred to in the Co-Manager Put Repurchase Participation Notice as to be repurchased by such Co-Manager, provided that unless Co-Managers holding a majority of the shares held by the participating Co-Manager otherwise agree, no Co-Manager shall be entitled to purchase a number of Shares greater than such Co-Manager's pro rata portion of the Shares available to be purchased by the Co-
             --- ----
Manager pursuant to this Section 6.3, based on the total number of shares of Common Stock owned on the date of the Co-Manager Put Repurchase Participation Notice by all of the participating Co-Managers.

     (B)  (i)  If the Employee's Termination of Employment was pursuant to
Section 4(a) (death or Disability), or a Termination upon Retirement, then, in the event that the number of Shares to be repurchased by the participating Co-Managers pursuant to the Co-Manager Put Repurchase Participation Notice, if any, is less than the number of Shares then outstanding, then the Company may, by written notice to the Employee or his Personal Representative, given within thirty (30) days after the delivery of the Put Notice or, if later, within fifteen (15) days after the Company's receipt of the Co-Manager Put Repurchase Participation Notice, either accept or reject the Employee's Put Notice with respect to those Shares (the "Company Repurchase Shares") which the Co-Managers
                              ------- ---------- -------
shall not have elected to repurchase, provided that in the event of the
                                      -------- ----
Employee's death or Disability, the Company shall be required to honor the put of such amount of the Company Repurchase Shares as may be repurchased with the proceeds of the life or disability insurance policy held by the Company on the Employee pursuant to and in accordance with Section 7 of the Stockholder Agreement (the "Insurance Policy"), less the cash surrender value thereof at
                --------- ------    ----
such time.

          (ii) If the Employee's Termination of Employment was pursuant to
Section 4(e) (by the Company without Cause) or 4(d) (by the

Employee with Good Reason) (other than a Termination upon Retirement), then, subject to the provisions of Sections 6.3(f) and 7 below, the Company shall be required to honor the put of all of the Company Repurchase Shares.

     (C) In the event that, pursuant to Section 6.3(b) above, the Company either elects to or is required to honor the put of all of the Company Repurchase Shares, or fails to deliver any notice pursuant to Section 6.3(b)(i) rejecting all or any portion of such put within the fifteen-day period specified in such section, then the Put Closing will be held no earlier than forty-five
(45) days nor later than sixty (60) days after delivery of the Put Notice. At the Put Closing, subject to the provisions of Section 7 hereof, each of the Co-Managers participating in the repurchase under this Section 6.3 (if any) shall purchase, and the Employee shall sell, or procure the sale to each such Co-Manager of, those shares referred to in the Co-Manager Put Repurchase Participation Notice as to be repurchased by such Co-Manager, and the Company shall purchase, and the Employee shall sell, or procure the sale to the Company of, all of the Company Repurchase Shares other than those referred to in the Co-Manager Put Repurchase Participation Notice, if any. Upon tender by the Company and the Co-Managers of the purchase price for the Shares being repurchased hereunder in accordance with Section 7 below, the Shares being repurchased by the Company shall no longer be deemed to be outstanding, all of the Employee's rights with respect to the Shares being repurchased shall terminate with the exception of the right of the Employee to receive the repurchase price from the Company or the Co-Managers, as the case may be, in exchange for such Shares pursuant to this Section 6.3, and payments pursuant to Section 6.4, if any, and the Employee (on his own behalf and on behalf of any other holder of Shares) hereby irrevocably appoints the Company as his attorney-in-fact to take all actions necessary and sign all documents required to cancel the Shares being transferred to the Company, and to transfer the Shares being repurchased by the Co-Managers into the name(s) of the respective Co-Managers participating in such repurchase, on the Company's books and records.

     (D) In the event that, pursuant to Section 6.3(b)(i) above, the Company notifies the Employee or his Personal Representative that the Company rejects the Employee's Put Notice with respect to any of the Company Repurchase Shares, then the Company shall promptly so notify the Co-Managers and, within thirty
(30) days of delivery of the Company's notice to the Co-Managers, the Co-Managers may notify the Employee and the Company in writing (such notice, a "Second Co-Manager Put Participation Notice") of their intention (if any) to
 ------ ---------- --- ------------- ------
purchase all of the Company Repurchase Shares, specifying the number of Company Repurchase Shares to be repurchased by each of the Co-Managers participating in such repurchase, and in such event (whether or not the Co-Managers deliver a Co-Manager

Put Participation Notice in accordance with this Section 6.3(d)) the Put
Closing will be held no earlier than seventy-five (75) days nor later than ninety (90) days after delivery of the Put Notice. At such Put Closing, subject to the provisions of Section 7 hereof, each of the Co-Managers participating in the repurchase shall purchase, and the Employee shall sell, or procure the sale to each such Co-Manager of, those shares referred to in the Co-Manager Put Repurchase Participation Notice and/or the Second Co-Manager Put Participation Notice, if any, as to be repurchased by such Co-Manager, in accordance with the procedures specified in Sections 6.3(a) and 6.3(c) applicable to purchases by Co-Managers.

     (E) In the event that the Co-Managers do not elect, within the 30-day period specified in Section 6.3(d) above, to acquire all of the Company Repurchase Shares as to which the Company shall have rejected the Employee's Put Notice, then the transfer restrictions on any such Company Repurchase Shares pursuant to Section 1 of the Stockholder Agreement will thereupon automatically and without further notice be terminated, with effect from the end of such 30-day period.

     (F) Notwithstanding the foregoing, in the event that any payment by the Company of any portion of the purchase price for any Shares that the Employee has requested be repurchased pursuant to Section 6.3(a), and that the Company, pursuant to Section 6.3(b), has either agreed to or is required to purchase, is, at the time such payment would otherwise be due hereunder, limited or prohibited by law or by the terms of any of the Company's or any of its Subsidiaries' agreements with its or their lenders or any other contracts by which the Company or any of its Subsidiaries is bound, the Company may complete the repurchase of such Shares in accordance with Section 7 hereof, but in any event shall only be required at such time to repurchase that portion of the Shares, if any, for which payment of the purchase price therefor is not so prohibited. Notwithstanding the foregoing, in the event that (i) the Company is unable to make payment of any portion of the purchase price for Shares to be repurchased by it pursuant to this Section 6.3 for the reasons specified in Section 7.1 hereof, and (ii) such failure continues for 180 days from the last date upon which the closing of the purchase of such Shares was to occur but for this
Section 6.3(c) and Section 7.1, the Company shall send a notice to the Co-Managers (a "Failed Put Notice") informing them of their right to purchase any
             ------ --- ------
or all of the Shares for which the Company was not able to pay the purchase price (the "Unpurchased Shares"), such notice to specify the number of such
            ----------- ------
Unpurchased Shares and the Fair Market Value of such Shares on the date of the Failed Put Notice. The Co-Managers shall then have the right to purchase any or all of the Unpurchased Shares for their Fair Market Value on the date of the Failed Put Notice. Such purchase shall be made in accordance with the procedure pursuant to Sections 6.3(a) and 6.3(c) applicable to purchases by Co-Managers, with the Co-Manager Put Repurchase Participation Notice required to be delivered not less than thirty (30) days after delivery of the Failed Put Notice and any closing to occur not less than forty-five (45) nor more than sixty (60) days after delivery of the Failed Put Notice.

     6.4. ADDITIONAL PAYMENTS UPON DISPOSITION EVENT, ETC. If, at any time within six (6) months after any closing of a repurchase either (a) pursuant to Sections 6.1 or 6.2 above following a Termination of Employment pursuant to Sections 4(a) (death or Disability), 4(c) (by the Company without Cause) or 4(d) (by the Employee with Good Reason), or (b) pursuant to Section 6.3 above following a Termination of Employment pursuant to Section 4(a) (death or Disability), the Company shall become party to a Disposition Event or the Company completes any Public Offering, or the Company or any of its stockholders enter into any written agreement or written letter of intent contemplating any of the foregoing which transaction is consummated within 180 days thereafter, then each of the Company and any Co-Managers who have purchased Shares pursuant to Sections 6.1, 6.2 or 6.3 shall, simultaneously with the consummation of any such transaction or at such later time as any payment described below is received by the Company or any of its stockholders, make an additional payment to the Employee in an amount per Share repurchased from the Employee by him, her or it pursuant to any of Sections 6.1, 6.2 or 6.3 above, as the case may be, equal to the excess, if any, of (i) the value per share of the cash, securities and other property that the Employee would have received (or that the Company received in which the Employee would have had a beneficial interest as a stockholder of the Company) had the Employee's Shares not been previously so repurchased over (ii) the payment received by the Employee with respect to each such Share pursuant to any of Sections 6.1, 6.2 or 6.3 above, as the case may be. Each payment to the Employee pursuant to this Section 6.4 shall be made either in cash or in the form of the securities and other property received by the Company or the holders of Common Stock, as the case may be.

     6.5. TRANSFEREES OF THE EMPLOYEE; LEGEND. Any permitted transferee of the Shares under the Stockholder Agreement, including without limitation any Personal Representative or Family Member (as such terms are defined in the Stockholder Agreement) of the Employee, shall also be bound by, and have the benefit of, the provisions of this Section 6. Except as otherwise permitted by this Section 6.5, each certificate representing the Shares shall, in addition to any legends required under the Stockholder Agreement, bear a legend in or substantially in the following form:

     "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE RIGHTS IN FAVOR OF THE COMPANY CONTAINED IN AN EMPLOYMENT, NON-COMPETITION AND STOCK REPURCHASE AGREEMENT, DATED AS OF MARCH ___, 1998, A COPY OF WHICH WILL BE FURNISHED BY THE COMPANY TO THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

Whenever the requirements of this Section 6.5 shall terminate as to any Shares pursuant to Section 7.3 below, the holder thereof shall be entitled to receive from the Company, at the Company's expense, new certificates representing the Shares without such legend.

     6.6. DELAY FOR VALUATION OR RECEIPT OF INSURANCE PROCEEDS. In the event that, (a) as a result of any requirement to determine the Fair Market Value of the Company by means of an appraisal pursuant to and in accordance with the definition of "Market Value Per Share", the Market Value Per Share has not been determined at the time that the closing of any purchase and sale of Shares pursuant to this Section 6 is otherwise scheduled to occur, or (b) as a result of a delay in the Company's receipt of the proceeds from the Insurance Policy, the Company is not able to pay the repurchase price at the time that the closing of any purchase and sale of Shares pursuant to this Section 6 is otherwise scheduled to occur then, and notwithstanding anything to the contrary set forth in this Section 6 or in Section 7 below, such closing shall be delayed until, in the case of clause (a) above, the Market Value Per Share has been determined pursuant to and in accordance with the definition thereof, and such closing shall in any event occur within thirty (30) days after the date of such determination, and, in the case of clause (b), such insurance proceeds have been received, provided that such closing shall in any event occur within ninety (90) days after the date of the applicable determination of Market Value Per Share.

     7.   OTHER REPURCHASE PROVISIONS.

     7.1. REPURCHASE RESTRICTIONS.

     (A)  REPURCHASE TERMS.  Notwithstanding any provision to the contrary in
Section 6 above:

     (x) with respect to any repurchase of Shares by the Company following a Termination of Employment of the Employee (i) pursuant to Section 4(c) (by the Company for Cause), the Company (but not the Co-Managers) shall be entitled to complete the repurchase of such

     Shares in seven (7) annual installments, with one-seventh of such Shares being repurchased on the date for repurchase of such Shares specified in
     Section 6 above, and one-seventh on each anniversary of such date from the first anniversary of such date to the sixth anniversary of such date, or
     (ii) pursuant to Section 4(e) (by the Employee without Good Reason), the Company (but not the Co-Managers) shall be entitled to complete the repurchase of such Shares in three (3) annual installments, with one-third of such Shares being repurchased on the date for repurchase of such Shares specified in Section 6 above, and one-third on each of the first and second anniversaries of such date, and the Employee hereby agrees to execute and deliver to the Company, at the time of the first such repurchase installment pursuant to clauses (i) or (ii) above, an irrevocable proxy in favor of the Company with respect to all of the Employee's Shares to be repurchased by the Company, granting to the Company an irrevocable power of attorney, coupled with an interest, to exercise all of the Employee's rights including voting rights and retain all of the Employee's benefits in connection with the ownership of the Shares to be repurchased by the Company from and after the date of such first installment; and

     (y) if the Company is prohibited by the terms of any of the Company's or any of its Subsidiaries' agreements with its or their lenders (including, without limitation, the Company's senior credit agreement with Bank of America, N.T. & S.A., and the Indenture with respect to the Company's Senior Subordinated Notes) (any such agreement, a "Subordinating
                                                        -------------
     Agreement") from making any payments of any portion of the repurchase price
     ---------
     for any of the Shares in cash, the Company shall be entitled to complete the repurchase of such Shares as to which payment of the repurchase price in cash is not so prohibited by delivering to the Employee a check for the repurchase price thereof. The Company further shall be entitled to complete the repurchase of the other Shares to be repurchased by it, or any portion thereof, on the first date on which such payment is not so prohibited by any applicable Subordinating Agreement, provided that if the closing date of such repurchase is more than six (6) months after the Employee's Termination of Employment, then, if the repurchase price for the Shares is based on the Market Value Per Share, the repurchase price shall be calculated based on the Market Value Per Share as of the date of such closing instead of as of the date of the Employee's Termination of Employment.

The Company agrees that in the event that it is permitted by the terms of any Subordinating Agreement to repurchase shares of its Common Stock in cash, it shall promptly exercise its rights to complete any such repurchase delayed pursuant to Section 7.1(a)(y), provided that any such repurchase shall be pro rata with all other such delayed repurchases and then-current
   --- ----
repurchases, whether hereunder or under any other employment or stock repurchase agreement of the Company in force from time to time (but not including any such repurchases required to be completed in seven annual installments pursuant to
Section 7.1(a)(x)(i) above, which shall be paid only after all other repurchases to be made on or prior to the date of any such repurchase have been made in full).

     (B) IMPAIRMENT OF CAPITAL. If, even after giving effect to the provisions of Section 7.1(a) hereof, the Company is prohibited by law from repurchasing any Shares which it is entitled to repurchase hereunder due to any existing or prospective impairment of its capital, the closing of such repurchase shall be delayed until the first date on which the Company has sufficient capital to lawfully repurchase such Shares (the "Delayed Closing Date"), and when
                                      ------- ------- ----
completed, any payments of the repurchase price shall be applied pro rata in accordance with the proviso to Section 7.1(a) above. In the event of any such delay of a closing (other than a closing described in Section 7.1(a)(x) above), the Company will be obligated to pay, on the Delayed Closing Date, interest on the repurchase price for such Shares, at the Prime Rate as published from time to time in the "Wall Street Journal" from the date on which the closing of the repurchase of such Shares was originally scheduled to occur to the Delayed Closing Date.

     7.2. PAYMENT FOR SHARES. Subject to the provisions of Section 7.1 above, at any closing held to consummate any repurchase of Shares hereunder, the Employee shall deliver to the Co-Managers or the Company, as the case may be, the stock certificates representing such Shares, duly endorsed in blank or with duly executed stock powers attached, and free and clear of all Liens, and the Co-Managers or the Company, as the case may be, shall deliver to the Employee a check or checks in the amount of the repurchase price for such Shares calculated in accordance with the terms and provisions hereof.

     7.3. TERMINATION OF REPURCHASE PROVISIONS. All of the repurchase rights and obligations contained in this Agreement (excluding, for the avoidance of doubt, any rights arising under Section 6.4 above) shall terminate immediately after the completion of any Disposition Event or Qualified Public Offering; provided, however. that no such termination shall relieve the Company from any obligation or liability with respect to (i) any note issued in accordance with
Section 7.1 hereof, or (ii) any repurchase which was deferred pursuant to
Section 7.1 and not honored on or before such termination.

     7.4 ADJUSTMENT OF REPURCHASE PRICE. Upon any stock split, reverse stock split, recombination of shares or other similar reorganization of the capital structure of the Company, the repurchase price otherwise payable to the Employee upon the repurchase of any Shares pursuant to Section 6 hereof shall be proportionally adjusted, as appropriate, to reflect such reorganization.

     8. CERTAIN COVENANTS. The Employee hereby covenants as follows, which covenants shall be in addition and without prejudice to any other confidentiality, noncompetition, nonsolicitation, and/or similar covenants to which the Employee may be subject from time to time, including without limitation those set forth in the Merger Agreement.

     (A) CONFIDENTIALITY. Both during and following the term of this Agreement and the Employee's employment hereunder, the Employee shall maintain the confidentiality of all confidential, sensitive, or proprietary information of the Company and/or its Subsidiaries, including without limitation with respect to their respective businesses, finances, affairs, and/or technology, which shall be and remain the exclusive property of the Company and/or its respective Subsidiaries, as the case may be, and except as previously authorized in writing by the Company, and except with respect to information that has otherwise become public through no action or omission on the part of the Employee, shall not disclose any such information to any third party, or use it for any purpose other than in the discharge of his employment duties and responsibilities in the ordinary course of the Company's business. Upon the termination of the Employee's employment with the Company, the Employee shall promptly return to the Company all documents and other tangible media that contain or reflect any confidential, sensitive, or proprietary information of the Company and/or its Subsidiaries (including all copies, reproductions, digests, abstracts, analyses, and notes) in his possession or control, and will destroy any related computer files on any equipment not owned by the Company or its Subsidiaries. Notwithstanding the foregoing, if the Employee is required by law or regulation to disclose any confidential, sensitive, or proprietary information of the Company and/or its Subsidiaries, the Employee will provide the Company with prompt notice of such disclosure obligation so that the Company may seek a protective order or take other appropriate action and/or waive compliance with this Section 8(a) to the extent of such required disclosure. In the absence of such a waiver, if the Employee is, in the opinion of his counsel, compelled to disclose any such information upon pain of liability for contempt or other censure or penalty, the Employee may disclose such information to the relevant court or other tribunal or governmental authority without liability hereunder, but notwithstanding such disclosure, such information shall remain confidential under this Section 8(a) after such disclosure.

     (B) NON-COMPETITION. In consideration for, among other things, the Company's agreements herein and the Company's and its Subsidiaries' agreements in the Merger Agreement, and recognizing the Employee's status as an Investor in the Company pursuant to the Investment Agreement and as a stockholder of the Company, the Employee hereby agrees that, during any period during which the Employee is employed by the Company, the period of one year following the date of the Employee's Termination upon Retirement, and/or any period during which the Employee is receiving any compensation pursuant to this Agreement, including, without limitation, compensation pursuant to Section 5(a) and 5(b) hereof during the Initial Severance Period, the Additional Severance Period, if any, and any other period during which payments are being made to the Employee pursuant to and in accordance with such Sections 5(a) and 5(b), and, if the Employee's employment with the Company terminates pursuant to Section 4(b) (by the Company for Cause) or Section 4(e) (by the Employee without Good Reason) hereof, then also during the longer of (i) the period of one year commencing on the date of such Termination of Employment, and (ii) the period of two years from the Closing Date, all of which applicable periods shall automatically be extended by a period of time equal to any period in which the Employee is in breach of any obligations under this Section 8 (all of which applicable periods, including any such extension, the "Restricted Period"), the Employee shall not
                                   -----------------
engage, directly or indirectly (except as a stockholder, director, officer, and/or employee of the Company and/or any of its Subsidiaries), as a proprietor, equityholder, investor (except as a passive investor holding not more than 3% of the outstanding capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative, or in any other capacity: (A) in the manufacture of folding cartons or sleeves manufactured, at least in part, of rigid plastic, (B) the manufacture, design, printing or production of specialty packaging products for use in the cosmetics, entertainment (including recorded music, video, software, multimedia and electronic gaming) or tobacco markets, in each case anywhere in the world (the Employee hereby acknowledging that the Company and its Subsidiaries do such business worldwide), or (C) in any other business which the Company or any of its Subsidiaries may conduct at any time during the period of the Employee's employment hereunder, anywhere that the Company or any its Subsidiaries may conduct such business at any time during the term of such non-competition obligations.

     (C) NON-SOLICITATION OF EMPLOYEES, ETC. During the Restricted Period (which, for the purposes of this Section 8(c) and Section 8(d) below, shall be extended to include the maximum potential Additional Severance Period under Section 5 above (regardless of whether or not compensation is paid to the Employee with respect thereto), if prior to the commencement of such additional period at least 50% of the Company Priority Shares shall have been repurchased pursuant to Sections 6.1 - 6.3 above, the Company shall have become obligated pursuant to Section 7.1 hereof to repurchase any of such Shares remaining outstanding, and the Company shall not then be in breach of its obligations with respect to such repurchase obligation under Section 7, the Employee shall not directly or indirectly recruit, solicit, induce, or attempt to induce any of the employees or independent contractors of the Company or any of its Subsidiaries to terminate their employment or contractual relationship with the Company or such Subsidiary; and shall not assist any other Person to do so, or be a proprietor, equityholder, investor (except as a passive investor holding not more than 3% of the capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative of any Person who does or attempts to do so.

     (D) NON-SOLICITATION OF CUSTOMERS, SUPPLIERS, ETC. During the Restricted Period (extended as described in Section 8(c) above), the Employee shall not directly or indirectly solicit, divert, take away, or attempt to divert or take away, from the Company or any of its Subsidiaries any of the business or patronage of any of their respective customers, clients, accounts, vendors, or suppliers, or induce or attempt to induce any such Person to reduce the amount of business it does with the Company or any of its Subsidiaries, and the Employee shall not assist any other Person to do so, or be a proprietor, equityholder, investor (except as a passive investor holding not more than 3% of the capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative of any Person who does or attempts to do so.

     (E) TERMINATION OF CERTAIN COVENANTS. The covenants of the Employee set forth in Sections 8(b) - (d) hereof shall not apply at any time other than during the Restricted Period (but the termination of such covenants shall be without prejudice to any other confidentiality, noncompetition, nonsolicitation, and/or similar covenants to which the Employee may be subject from time to time, including without limitation those set forth in the Merger Agreement). For the avoidance of doubt, in the event that the covenants set forth in Section 8(b) are no longer binding upon the Employee, the fact of the Employee's engaging in any activity which would have been prohibited to the Employee under Section 8(b) shall not by itself constitute a violation of the Employee's covenants in any of Sections 8(c), 8(d) and 8(f) hereof and it shall not be a violation of either
Section 8(c) or Section 8(d) for the Employee to provide services in any capacity to another Person who may engage in conduct prohibited by either such section, so long as Employee does not directly assist or participate in, or provide consultation with respect to, such prohibited conduct.

     (F) NON-DISPARAGEMENT. Both during and following the term of this Agreement and the Employee's employment hereunder, the Employee shall not disparage, deprecate, or make any negative comment with respect to the Company or any of its Subsidiaries or their respective businesses, operations, or properties.

     (G) EQUITABLE REMEDIES. The Employee hereby acknowledges that any breach by him of his obligations under this Section 8 would cause substantial and irreparable damage to the Company, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that the Company shall be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations (in addition to all other rights and remedies to which the Company may be entitled in respect of any such breach).

     (H) MODIFICATION. In the event that a court of competent jurisdiction determines that any of the provisions of this Section 8 would be unenforceable as written because they cover too extensive a geographic area, too broad a range of activities, or too long a period of time, or otherwise, then such provisions shall automatically be modified to cover the maximum geographic area, range of activities, and period of time as may be enforceable, and in addition, such court is hereby expressly authorized so to modify this Agreement and to enforce it as so modified. No invalidity or unenforceability of any section of this Agreement or any portion thereof shall affect the validity or enforceability of any other section or of the remainder of such section.

     9.   MISCELLANEOUS.

     (A)  BENEFITS OF AGREEMENT; NO ASSIGNMENTS; THIRD-PARTY BENEFICIARIES.

          (i) This Agreement shall bind and inure to the benefit of the parties hereto, the Co-Managers, and the respective heirs, successors, and permitted assigns of each of them.

          (ii) Except to the extent expressly contemplated by Section 6.5 hereof and pursuant to the Stockholder Agreement, neither party hereto shall assign any rights or delegate any obligations hereunder without the consent of the other party (except that the Company may assign its rights and delegate its obligations hereunder to any successor to its business, whether by merger or consolidation, sale of stock or of all or substantially all of assets, or otherwise), and any attempt to do so shall be void.

          (iii) Nothing in this Agreement is intended to or shall confer any rights or remedies on any Person other than the parties hereto, the Co-Managers, and their respective heirs, successors, and permitted assigns. The parties hereto expressly agree that the Co-Managers shall be third-party beneficiaries of the provisions of Sections 6 and 7 of this Agreement.

     (B) NOTICES. All notices, requests, payments, instructions, or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed to the recipient party at his or its address set forth in the first paragraph hereof, to the attention of David Underwood, if the Company is the intended recipient party, or to the Co-Managers in care of the Company, if a Co-Manager is the intended recipient party (or to such other address or other Person's attention as the recipient party may have furnished to the sending party for the purpose pursuant to this section).

     (C) COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same agreement. In pleading or proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     (D) CAPTIONS. The captions of sections or subsections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement.

     (E) CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

     (F) WAIVERS; AMENDMENTS. No waiver of any breach or default hereunder shall be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder shall be or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No amendment or modification of this Agreement shall be valid or binding unless in a writing signed by both the Employee and the Company.

     (G) ENTIRE AGREEMENT. This Agreement and the Stockholder Agreement contain the entire understanding and agreement between the parties, and supersede any prior understandings or agreements between them, with respect to the subject matter hereof.

     (H) GOVERNING LAW. This Agreement shall to the maximum lawful extent be governed by and interpreted and construed in accordance with the internal laws of the State of Illinois, as applied to contracts under seal made, and entirely to be performed, within Illinois, and without reference to principles of conflicts or choice of law.

     IN WITNESS WHEREOF, each of the Company and the Employee has executed and delivered this Employment, Non-Competition and Stock Repurchase Agreement as an agreement under seal as of the date first above written.

COMPANY:                                      IMPAC GROUP, INC.



                                              By /s/ Richard Block
                                                 --------------------------
                                                 Name: Richard Block
                                                 Title: President



EMPLOYEE:                                     /s/ Richard H. Block
                                              ----------------------------
                                              Name:  Richard H. Block